EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126, 333-67710, 333-133346 and 333-137569 all on Forms S-8 of SRS Labs, Inc., of our report dated February 16, 2007, relating to our audit of the consolidated financial statements and financial statement schedule for the year ended December 31, 2006, which appear in SRS Labs, Inc.’s 2006 Annual Report on Form 10-K to be filed with Securities and Exchange Commission.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 21, 2007